Exhibit 99.1

G3 VRM Acquisition Corp. Announces Separate Trading of its Class A Common Stock and Rights, Commencing August 17, 2021

BOSTON, MA / ACCESSWIRE / August 16, 2021 / G3 VRM Acquisition Corp. (NASDAQ:GGGVU) (“G3 VRM Acquisition” or the “Company”) today announced that holders of the units sold in the Company’s initial public offering may elect to separately trade shares of the Company’s Class A common stock (“Class A Common Stock”) and rights to acquire 1/10 of one shares of Class A Common Stock upon completion of the Company initial business combination (“Rights”) included in the units. Class A Common Stock and Rights that are separated will trade on the Nasdaq Capital Market (“Nasdaq”) under the symbols “GGGV” and “GGGVR,” respectively. Those units not separated will continue to trade on Nasdaq under the symbol “GGGVU.”

The units were initially offered by the Company in an underwritten offering. Maxim Group LLC acted as sole book-running manager for the offering.

The public offering was made only by means of a prospectus, copies of which may be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About G3 VRM Acquisition Corp.

G3 VRM Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While it may pursue an initial business combination target in any business, industry or geographical location, it intends to focus its search on target businesses with enterprise values of approximately $250 million to $500 million within the technology and business services industry. The Company is sponsored by G3 VRM Holdings LLC, an affiliate of G2 Capital Advisors, LLC, a Massachusetts limited liability company that was founded in 2010 to provide financial advisory and investment banking services to middle-market companies leveraging deep industry sector specialization and capital markets expertise, and VerifyMe, Inc. (NASDAQ:VRME), a Nevada corporation and provider of comprehensive brand protection and customer engagement solutions.

Forward-Looking Statements:

This press release contains statements that constitute “forward-looking statements” that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected, including with respect to the separate trading of the Company’s securities and the Company’s efforts to complete a business combination,. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance, or results to differ materially from the events, performance, and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) and its other filings made with the SEC. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Company Contact: Matthew Konkle, Chairman and CEO G3 VRM Acquisition Corp. Mkonkle@g3vrm.com